Nichols Ranch Property Technical Report	Page 1

Technical Report
Nichols Ranch Property
Johnson and Campbell Counties, Wyoming

NI 43-101 Technical Report

Uranerz Energy Corporation
1701 East “E” Street
P.O. Box 50850
Casper, WY 82605

Prepared by:

Kurtis J. Brown, Professional Geologist
Senior Vice President of Exploration
Uranerz Energy Corporation

June 5, 2009

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LIST OF FIGURES

Figure 1	General Location Map
Figure 2	Claim and Mineral Lease Map
Figure 3	Topographical Map and Claim Block Limits
Figure 4	Drainage Basins Location Map
Figure 5	Geologic Map
Figure 6	Conceptual Uranium Roll Front Deposit
Figure 7	Nichols Ranch Cross Section A – A’
Figure 8	GT Contour Map

LIST OF TABLES

Table 8-1	Nichols Ranch Uranium Project (the BRS Technical Report)
Table 17-1	Adjacent Properties in Pumpkin Buttes Mining District
Table 17-2	Adjacent Property Estimates of In-Place Tonnage and Grade
Table 19-1	Nichols Ranch Mineral Resources Summary

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3.    SUMMARY

The following technical report was prepared by Kurtis J. Brown (the “Author”), Senior Vice President of Exploration, Uranerz Energy Corporation (“Uranerz”), who is a Qualified Person as defined by Canadian Securities Administrators’ National Instrument 43-101 (“NI 43-101”). The Author is employed full time by Uranerz and therefore is not an independent geologist. Under NI 43-101 rules, “Standards of Disclosure for Mineral Projects”, Part 5.3, (1), (c), (ii), a non-independent geologist may author a technical report if less than a 100% increase in total resources is reported over the most recently filed technical report for that property which was prepared by a qualified independent geologist. Prior to and separate from this technical report, an independent NI 43-101 technical report entitled “Nichols Ranch Uranium Project, Campbell & Johnson Counties, Wyoming, U.S.A., 43-101 Mineral Resource Report” (BRS, Inc., 2007) dated October 26, 2007, was prepared for the Nichols Ranch Unit by BRS Inc., a Professional Engineering and Natural Resource Corporation duly licensed in the State of Wyoming, U.S.A. and co-authored by Douglas Beahm, P.E., P.G. and Andrew Anderson P.E., P.G. (the “BRS Technical Report”). This report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz. Less than a 100% increase in total resources has been reported in this technical report compared to the BRS Technical Report on the Nichols Ranch property.

This report addresses the geology and uranium mineralization of the mineral holdings for Uranerz’ Nichols Ranch property located in Sections 7, 8, 17, and 18, Township 43 North, Range 76 West, approximate Latitude 43o 42’ North and Longitude 106o 01’ West, and is located in the Pumpkin Buttes Uranium Mining District of the Powder River Basin, approximately 60 air miles northeast of Casper, Wyoming (see Figure 1). Uranerz controls the mineral rights of the Nichols Ranch area with 35 unpatented lode mining claims and two (2) mineral fee leases.

Mineral resources within the Nichols Ranch property occur in sands of the Eocene age Wasatch Formation. The Wasatch is a fluvial deposit composed of sandstones interbedded with claystone, siltstone, carbonaceous shale, and thin coals. The uranium mineralization is typical of the Wyoming type roll-front deposits. Mineral resources within Nichols Ranch occur in the “A” host sand as originally designated by the Cleveland - Cliffs Iron Company (“CCI”) in the 1970s. Uranerz and others subsequently used this sand unit identification nomenclature. The “A” sand unit is typically one to four miles wide and ranges in thickness in the report area from 60 to 110 feet. The depths to the mineralized zones range from 400 feet to 700 feet below the ground surface depending on the topography and changes in the formation elevation and stratigraphic horizon within the “A” sand.

Approximately 126 historic exploratory drill holes were completed within the Nichols Ranch area between 1968 and 1992 with the majority being drilled by CCI. In 2006 and 2007 Uranerz drilled an additional 257 new exploration and delineation holes on the Nichols Ranch property. This drilling included three core holes which were tested for radio-chemical confirmation.

Data available for the resource estimate presented in this technical report include lithologic and geophysical logs from drilling described above. A total of 383 geophysical logs were evaluated for this report. This included 55 delineation holes which were not evaluated and not drilled at the time the BRS Technical report was written and subsequently updated on October 26, 2007.

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In addition, data from an unpublished report (Brown, 2006) was evaluated and used in developing the mineral resource estimate contained herein.

This technical report presents an estimate of mineral resources as defined in Section 1.2 of NI 43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability. The estimated mineral quantity and grade described in this NI 43-101 technical report were calculated using accepted protocols. The estimate meets the NI 43-101 classification of indicated mineral resources as defined by NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) Definitions Standards incorporated by reference therein. This is the same resource classification as reported in the BRS Technical Report.

The mineral resource estimates shown below were calculated using the GT (Grade x Thickness) contour method. The GT values of the subject sand intervals for each hole were plotted on a drill hole map and contour lines were drawn. The areas within the GT contour boundaries were used for calculating resource estimates utilizing the following criteria:

Indicated Resource: area of influence is capped at approximately 40,000 ft2.

There were no measured or inferred resources.

The minimum grade cutoff was determined to be 0.03% eU3O8. The mineral resources are reported based on grade thickness (GT) cutoffs of 0.20 and 0.50. The 0.20 GT cutoff is recommended for reporting purposes and is presented in the following table.

The current estimate of total mineral resources for Nichols Ranch by minimum GT cutoff, and as prepared by the Author follows:

Mineral Resource Estimate: Indicated Resources

Nichols Ranch Property

Sand	GT minimum	Resource	Tons	Average Grade % eU3O8	eU3O8 Pounds
A	0.20	Indicated	1,293,661	0.114	2,949,546
A	0.50	Indicated	908,768	0.131	2,380,972

In the opinion of the Author, Nichols Ranch represents a viable mineral resource for near term development. The Author has the following recommendations for moving the property towards production:

  Complete delineation and in-fill drilling;

  Install the required monitor wells and begin environmental baseline water sampling;

  Finish obtaining the required state and federal mining permits.

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4.    INTRODUCTION AND TERMS OF REFERENCE

4.1    Report Preparation

The following report was prepared for Uranerz Energy Corporation by Kurtis J. Brown, PG, Senior Vice President of Exploration, Uranerz Energy Corporation, who is a Qualified Person as defined by Canadian Securities Administrators’ National Instrument 43-101. The Author is employed full time by Uranerz and therefore is not an independent geologist. Under NI 43-101 rules, “Standards of Disclosure for Mineral Projects”, Part 5.3, (1), (c), (ii), a non-independent geologist may author a technical report if less than a 100% increase in total resources is reported over the most recently filed technical report for that property which was prepared by a qualified independent geologist. Prior to and separate from this technical report, an independent NI 43-101 technical report entitled “Nichols Ranch Uranium Project, Campbell & Johnson Counties, Wyoming, U.S.A., 43-101 Mineral Resource Report” (BRS, Inc., 2007) dated October 26, 2007, was prepared for the Nichols Ranch Unit by BRS Inc., a Professional Engineering and Natural Resource Corporation duly licensed in the State of Wyoming, U.S.A. and co-authored by Douglas Beahm, P.E., P.G. and Andrew Anderson P.E., P.G. (the “BRS Technical Report”). This report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz. Less than a 100% increase in total resources has been reported in this technical report compared to the BRS Technical Report on the Nichols Ranch property. The BRS Technical Report is detailed in Section 8.3.

Uranerz is a uranium exploration company based in Casper, Wyoming, U.S.A., incorporated in Nevada. It is listed on the NYSE Amex Exchange (NYSE Amex) and the Toronto Stock Exchange (TSX) under the symbol “URZ”. Uranerz is also listed on the Frankfurt Stock Exchange under the symbol “U9E.” Uranerz’ major activities are focused on its properties in the Powder River Basin of Wyoming, U.S.A., an area well known for hosting uranium-mineralized roll fronts that are amenable to in-situ recovery (ISR) mining techniques. Uranerz controls approximately 124,182 acres (approximately 194 square miles) in the Powder River Basin and has submitted ISR license and mine permit applications for the Nichols Ranch Uranium In-Situ Recovery Project, the resources of which are the subject of this technical report.

4.2    Purpose of Report

The purpose of this technical report is to review new and existing available data for the Nichols Ranch Property and develop an updated estimate of mineral resources. This technical report conforms to NI 43-101 Standards of Disclosure for Mineral Projects.

4.3    Terms of Reference

Units of measurement unless otherwise indicated are feet (ft), miles, acres, pounds avoirdupois (lbs.), and short tons (2,000 lbs.). Uranium grade is expressed as percent U3O8, the standard market unit. Grade is reported for historical resources and the mineral resources reported here are percent eU3O8. eU3O8 refers to an assay or grade of equivalent uranium as determined from a gamma ray log. ISR refers to in-situ recovery, also termed ISL or in-situ leach.

4.4    Sources of Information and Data

Uranerz performed exploratory drilling within the Nichols Ranch Property during 2006 and

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2007. In addition, Uranerz is also in possession of lithologic and geophysical logs for much of the historical drilling completed between 1968 and 1992 by various property owners. The findings of this technical report are based upon published and unpublished data including:

  Geophysical logs from drilling completed by Cleveland Cliffs Iron Company (CCI) during the period 1968 to 1982;

  Geophysical logs from drilling completed by Texas Eastern Nuclear, Inc. during the period 1983 to 1985;

  Geophysical logs for drilling completed by Kerr McGee Corporation and Rio Algom Mining Corporation during the period of 1990 to 1992; and

  Lithologic and geophysical logs for drilling completed by Uranerz during 2006 and 2007.

A more detailed summary pertaining to the drilling program for the Nichols Ranch Property is provided in Section 12.

Two recent reports were evaluated to verify the drill log locations, host sand locations, roll-front locations, and economic conditions. These include:

BRS, Inc. NI 43-101 Mineral Resource Report “Nichols Ranch Uranium Project, Campbell and Johnson Counties, Wyoming, U.S.A.” dated October 26, 2007 (the “BRS Technical Report”); and

TREC, Inc. NI 43-101 Preliminary Assessment Report “Nichols Ranch Uranium In-situ Recovery Project, Powder River Basin, Wyoming, U.S.A.” prepared in July 2008 (TREC, 2008).

4.5    Extent of Author’s Field Involvement

Kurtis Brown has been continuously visiting and working at the Nichols Ranch site throughout 2006, 2007, and 2008. His most recent visit was on May 20, 2009. The site visit was conducted to observe the on-going field activities being conducted by Uranerz. Kurtis Brown is currently located in the Casper, Wyoming offices of Uranerz where relevant reports and data are kept.

5.    RELIANCE ON OTHER EXPERTS

The information, conclusions, opinions, and estimates contained herein are based on:

  Information available to Kurtis Brown at the time of preparation of this technical report as provided by Uranerz staff and from his own work exploring for uranium at Nichols Ranch.

  Assumptions, conditions, and qualifications as set forth in this technical report; and

  Data, reports, and other information supplied by third party sources (to the extent identified and as referenced herein).

For this technical report, the Author has relied on property ownership information provided by Uranerz staff land personnel and has not researched property title or mineral rights.

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6.0    PROPERTY DESCRIPTION AND LOCATION

6.1    Location and Size

The Nichols Ranch property is located in the Pumpkin Buttes region of the Powder River Basin, Wyoming at a latitude and longitude of approximately 43 degrees, 42 minutes North by 106 degrees, 01 minutes West. The properties are approximately 43 miles east of Kaycee, 69 miles southwest of Gillette, and 81 miles north northeast of Casper, Wyoming by road (see Figure 1).

The Nichols Ranch property is located in Sections 7, 8, 17, and 18, T43N, R76W of the 6th Prime Meridian, Campbell and Johnson Counties, Wyoming.

6.2    Mining Claims and Surface Use Agreements

Within the report area, Uranerz has 35 unpatented lode mining claims, two fee mineral leases, and one Surface Use Agreement (“SUA”). The Nichols Ranch property claims and fee leases encompass approximately 660 acres (see Figure 2). The mineral fee leases have a term of 10 years as does the SUA. The SUA has set provisions for reimbursement to the surface owner for damages resulting from Uranerz operations.

6.3    Legal Surveys

Legal surveys of unpatented lode claims are not required, and, to the Authors’ knowledge, have not been completed to advance the subject property toward patent. The area covered by the SUA is based on the legal subdivision descriptions as set forth by the U.S. Cadastral Survey and, to the Author’s knowledge, the area covered by the SUA has not been verified by legal survey.

6.4    Mineralized Areas and Existing Mine Workings

Mineral resources are located in the Eocene age Wasatch Formation in what is identified as the “A” host sand unit. There are no pre-existing mineral processing facilities or related tailings ponds or waste deposits within the subject property. There is currently a Notification to Drill in effect for the Nichols Ranch property (See additional information in Section 6.7) . The proposed Nichols Ranch Uranium In-Situ Recovery Project central processing facility (mining permits applied for from WDEQ and NRC) is located on the Nichols Ranch property.

6.5    Royalties and Encumbrances

All lode mining claims and fee leases in the Nichols Ranch property are subject to royalties. The royalty interest burden on the lode mining claims is six or eight percent depending on the price of uranium. The fee leases have a six to eight percent royalty depending on the sales price of uranium. Surface owners have a set rate for reimbursement of any land taken out of service for mining activities.

The unpatented lode mining claims will remain the property of Uranerz provided they adhere to required filing and annual payment requirements with Johnson and Campbell Counties and the BLM. The SUA will remain in force so long as the mining claims are maintained. Legal surveys of unpatented lode mining claims are not required and are not known to have been

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completed.

All of the unpatented lode mining claims have annual filing requirements ($125 per claim) with the BLM, to be paid on or before September 1 of each year.

6.6    Environmental Liabilities

The Author is not aware of any environmental assessments having been performed to identify potential environmental issues at the subject property. As such, the Author is not aware of any outstanding environmental issues or liabilities. The only activities that have occurred on the subject properties besides ranching, are exploration drilling for uranium, and drilling and production of coal bed methane (“CBM”) gas. Uranerz’ only known existing potential liability is reclamation of exploration drill sites and exploration access roads.

6.7    Required Permits

Exploration

Exploration drilling has been conducted at the Nichols Ranch property. The volume and extent of exploration is described in detail in Sections 8.1 and 8.2. Additional delineation drilling may be conducted by Uranerz to better define mineralization within the Nichols Ranch property. Environmental wells will also have to be installed prior to solution mining to determine baseline water quality. Uranerz has a Notification to Drill permit from the State of Wyoming Department of Environmental Quality/Land Quality Division (“WDEQ/LQD”) for additional delineation drilling.

Production

Future mining development will require a number of licenses/permits with the two most significant being (a) the Permit to Mine, issued by the WDEQ/LQD and (b) the Source Material License, required and issued by the U.S. Nuclear Regulatory Commission (“NRC”) for mineral processing of natural uranium. In December 2007, Uranerz submitted permit applications for the Permit to Mine and for the Source Material License to the WDEQ/LQD and NRC, respectively for the Nichols Ranch ISR Project. These applications are currently being reviewed by the regulatory oversight agencies. The applications include identification of a central processing plant and well fields to be located at the Nichols Ranch property.

Before issuing Source Material Licenses for individual mining operations nation wide, the NRC will have to complete a Generic Environmental Impact Statement. Issuance of this Statement is expected in June 2009.

Any injection or pumping operations will require permits from the WDEQ. WDEQ has authority under the Safe Water Drinking Act that stems from a grant of primacy from the U.S. Environmental Protection Agency for administering underground injection control programs in Wyoming.

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7.    ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

7.1    Topography, Elevation and Vegetation

The Nichols Ranch property is located within the Wyoming Basin physiographic province, in the central portion of the Powder River Basin, within the Pumpkin Buttes Mining District. The Pumpkin Buttes are a series of small buttes rising up to nearly 6,000 feet elevation, almost 1,000 feet above the surrounding plains. The rock capping the top of the buttes is the Oligocene age White River Formation erosional remnant, which is believed to have overlain the majority of the Powder River Basin. While the volcanic tuffs in the White River Formation have been cited as a possible source of uranium in this basin (Davis, 1969), the White River itself is not considered a uranium resource in this area. The Nichols Ranch property is located six miles west of North Middle Butte.

The Nichols Ranch property area consists of sagebrush and native grasses covering flat areas, rolling hills, steep walled gullies, and ephemeral streams. Elevations range from approximately 4,650 to 4,925 feet above sea level. Figure 3 illustrates the topography of the subject property.

The Nichols Ranch property is located in the Cottonwood Creek drainage roughly 15 miles southeast of the Powder River. Cottonwood Creek is a tributary to the Dry Fork of the Powder River, which is a tributary to the Powder River (see Figure 4).

Historically and currently, the land is used for livestock and wildlife grazing. Vegetation is characteristically sagebrush shrub land and mixed grassland with some pines on elevated terrain and some deciduous trees within drainages.

7.2    Access

The Nichols Ranch property is accessible via two-wheel drive on existing private gravel and dirt roads many of which have been improved by CBM development. The approximate center of the subject property is approximately ten miles north of Wyoming Highway 387 (see Figures 1 and 2). Some road development and improvements may be required at a later time to facilitate future development of well fields or satellite facilities.

7.3    Proximity to Population Centers and Transport

The Nichols Ranch property is located approximately 69 road miles southwest of Gillette, Wyoming and 81 road miles northeast of Casper, Wyoming. The project is accessed from the south by Wyoming Highway 387 and gravel surface light-duty to unimproved private roads. The site location is shown on Figure 1.

7.4    Climate

In the vicinity of the Nichols Ranch property, the weather may limit the time periods for capital construction but should not significantly affect the operation of an ISR facility. The climate is semiarid and receives an annual precipitation of approximately 13 inches, the majority of which

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falls from February to April as snow. Cold, wind, and snow/blizzards can make winter exploration and construction work in this area difficult but not impossible. The summer months are typically hot, dry and clear except for infrequent high-intensity, short-duration storm events.

7.5    Local Resources and Property Infrastructure

As discussed in Section 6.0, Uranerz has secured sufficient surface access rights for exploration and development of the project.

The basic infrastructure (power, water, and transportation) necessary to support an ISR mining operation is located within reasonable proximity of the subject property. Existing infrastructure is associated with local oil, gas, and CBM development. Based upon discussions with the local electrical service provider, overhead power is currently committed, but additional power for future projects can be made available.

Non-potable water will be supplied by wells developed at or near the site. Water extracted as part of ISR operations will be recycled for reinjection. Typical ISR mining operations also require a disposal well for limited quantities of fluids that cannot be returned to the production aquifers. A deep disposal well is planned for the Nichols Ranch ISR processing facility.

The proximity of the Nichols Ranch property to paved roads will facilitate transportation of equipment, supplies, personnel, and product to and from the properties. Although the population within 50 miles of the subject property consists mainly of rural ranch residences, personnel required for exploration, construction, and operation are available in the nearby towns of Wright, Midwest, Edgerton, Gillette, Buffalo, and Casper, Wyoming.

Tailings storage areas, waste disposal areas, heap leach pad(s) will not be a part of the infrastructure for the Nichols Ranch property, as ISR operations do not require these types of facilities

8.    HISTORY

8.1    Ownership History of the Nichols Ranch Property

The Nichols Ranch property is within part of a large uranium exploration area encompassing Townships 33 through 50 North and Ranges 69 through 79 West, on the 6th Principal Meridian. In 1966, Mountain West Mines Inc. (“MWM”, now Excalibur Industries) began a successful drilling exploration program in a portion of the larger area. In 1967, MWM entered into an agreement with CCI for further exploration and option if suitable resources were found. CCI exercised its option in 1976 with plans to begin underground mining operations in the vicinity of North Butte. Changing economic conditions and the development of ISR mining technology reportedly ended much of CCI’s interest in the area.

In addition to CCI, other uranium exploration companies during the last forty years have controlled property either within or near the Nichols Ranch property. These companies included Kerr McGee, Conoco, Texaco, American Nuclear, Tennessee Valley Authority and Uranerz U.S.A., Inc. The mining claims and leases originally controlled by most of these companies

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were dropped over the years due to market conditions. These mineral property abandonments continued into 2004.

In December 2005, Uranerz purchased the Nichols Ranch claims group as part of a six-property option agreement from Excalibur Industries. Uranerz then expanded the properties by staking additional mining claims and leasing private mineral rights in the immediate and surrounding areas.

8.2    Exploration and Development Work Undertaken

According to records, mining claims were first staked in the Nichols Ranch area by Mountain West Mines in 1968. Approximately 126 historic exploratory drill holes were completed within the Nichols Ranch area between 1968 and 1992 with the majority being drilled by CCI. In 2006 and 2007 Uranerz drilled an additional 257 new exploration and delineation holes. This drilling included three core holes which were tested for radio-chemical confirmation. In addition, in 2006 and 2007 baseline studies of water quality, vegetation, soils, etc. were started for mine permitting purposes.

8.3    Existing Mineral Resource Estimates and Their Reliability

The Author reviewed one published mineral resource estimate in the report identified in Section 4.4 (the BRS Technical Report). This document and associated resource estimate are considered by the Author to be relevant to the project and helped provide baseline geology information for the development of this resource estimate. The BRS Technical Report is NI 43-101 compliant, authored by an independent qualified geologist and is the most recent technical resource report covering the Nichols Ranch property.

The following summarizes the resource estimate developed in the above cited report:

Table 8 -1 Nichols Ranch Uranium Project (the BRS Technical Report)

(NI 43-101 Compliant)

GT Minimum	Resource	Tons Ore	%Grade (eU3O8) @>0.02%	(eU3O8) Pounds
-	Measured	-	-	-
0.20	Indicated	1,042,247.109		2,238,257
0.20	Inferred	128,869.110		283,236

The principle factor affecting the difference in resource numbers between the above two reports is the number of exploration drill holes available to the evaluator. Between early 2006 and September 2007, the number of drill holes nearly tripled from 126 to 328. The new drilling expanded the lateral area of the resources and further defined the trend locations. After

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September 2007, an additional 55 exploration holes were drilled that were not included in the BRS Technical Report report. The additional drill holes account for a portion of the increase between the BRS Technical Report and the subject report but more importantly, the level of detail and extensive mapping of individual trends accounts for the largest part of the difference. The BRS Technical Report resource report is considered to be reliable.

8.4    Production History

The Nichols Ranch property is located within the Pumpkin Buttes Mining District, which was the first commercial uranium production district in Wyoming. Uranium was first discovered in the Pumpkin Buttes in 1951. Intermittent production from some 55 small mines through 1967 produced 36,737 tons of ore containing 208,143 pounds of uranium (Breckenridge et al., 1974). This early mining focused on shallow oxidized ores exploited by small open-pit mines. The ore was generally transported to the Atomic Energy Commission buying station in Edgemont, South Dakota. Modern mining in the district has focused on deeper reduced ores.

The Author did not identify any known uranium production from the Nichols Ranch property. However, there has been production in close proximity. Prior ISR tests and operating uranium production facilities near the subject property include the Christensen Ranch commercial ISR mine, controlled by AREVA and located seven miles north of Nichols Ranch, the North Rolling Pin and Collins Draw pilot tests located three miles east and five miles southeast of the Nichols Ranch area, and the Ruth pilot test located seven miles southwest of Nichols Ranch property which produced 32,000 pounds of U3O8. The Christensen Ranch ISR facility has produced over two million of pounds of U3O8 and is currently on stand-by status. Figure 2 illustrates the location of these projects.

9.    GEOLOGIC SETTING

9.1    Regional, Local, and Property Geology

Regional, local and property surficial geology is shown on Figure 5. Figure 6 provides a conceptual model of a typical uranium roll front deposit within the Nichols Ranch area.

The Eocene age Wasatch Formation hosts uranium mineralization within the Nichols Ranch property. The Wasatch is comprised of interbedded fine to medium-grained sandstone, siltstone, claystone, and coal layers. The sandstones compose roughly one-half of the sequence and tend to be lenticular and laterally discontinuous. The finer claystone – siltstone layers are more laterally continuous. In the vicinity of the Pumpkin Buttes, the Wasatch Formation is reportedly 1,575 feet thick (Sharp and Gibbons, 1964).

Underlying the Wasatch is the Paleocene age Fort Union Formation consisting of coals, sandstones, siltstones, and claystones. Over most of the Powder River Basin, the coals in the upper portion of the Fort Union are separated from sands in the overlying Wasatch Formation by at least 300 feet of continuous, low-permeability claystone and siltstone units of variable thickness, separating the proposed uranium mining from existing CBM production horizons at the Nichols Ranch property. The total thickness of the Fort Union in this area is reportedly 3,000 feet.

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The mineralized zones at the Nichols Ranch property are typical Powder River Basin roll-front deposits. Uranium mineralization, where present, is found at the interface of naturally occurring chemical boundaries between reduced and oxidized sandstone facies. Due to the nature of fluvial sandstone composition, an individual sand member may have several vertically superimposed subsidiary roll fronts. This is caused by small permeability differences in the sandstone or the occasional vertical contact between sand members resulting in development of multiple roll fronts that overlie each other (stacked) in complex patterns.

The lower portion of the Wasatch formation is where the mineral-bearing host sands are found at Nichols Ranch. Cleveland Cliffs Iron Company devised terminology (used in this report for consistency) for the stratigraphic units within this portion of the Wasatch Formation. The host sand unit at Nichols Ranch was labeled the A sand. The A sand is 60 feet to 110 feet in thickness. Mineralization at Nichols Ranch ranges from 400 to 700 feet from the surface and averages approximately 550 feet deep.

The host sands are primarily Arkosic in composition, friable, and contain traces of carbonaceous material and organic debris. There are local sandy mudstone/siltstone intervals with the sandstones, and the sands may thicken or pinch-out in some locations. The dip of the host formation is approximately at one-half to one degree to the west and the claims are on the east side of the Powder River Basin synclinal axis.

Hydrogeology

The Nichols Ranch property is located within the Powder River Drainage Basin. The area is of moderate topographic relief with ephemeral surface water drainages to the Powder River to the west. Cottonwood Creek drains the area toward the Powder River.

Recharge to the sands of the Wasatch, are mainly along their outcrops. Flow in the aquifers generally moves to the north along the paleodrainage trend, with a small portion of the groundwater discharging to streams. Aquifer properties are variable due to changes in local lithologies. Average transmissivity within the Nichols Ranch property has been calculated to be 370 gpd/ft or 230 millidarcy.

Confinement exists between the A sand aquifer and the overlying and underlying aquifers. The overlying aquifer in this area is the B sand and the underlying aquifer is the 1 sand. The aquitards are composed of siltstone and claystone. Ground water levels on the property vary with topography and range from 60 feet deep to near surface in the alluvial valleys and up to 200 feet deep under adjacent ridges.

10.    DEPOSIT TYPES

Uranium mineralization at the Nichols Ranch property is typical of the Wyoming roll-front sandstone deposits as described by Granger and Warren (1979), Rackley (1972), and Davis (1969). Sandstone-type deposits are irregular in shape, roughly tabular and elongate, and range from thin pods a few feet in width and length, to bodies several tens or hundreds of feet in length. The deposits are roughly parallel to the enclosing channels but may form rolls that cut across bedding. Roll-front deposits are typified by a C-shaped morphology in which the outside of the “C” extends down-gradient (direction of historical groundwater flow), and the tails of the

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“C” extend up-gradient. The tails are typically caught up in the finer sand deposits that grade into the over and underlying mudstones, whereas the heart of the roll-front (high-grade mineralization) lies within the more permeable and porous sandstones toward the middle of the fluvial channels. Figure 6 shows a conceptual model of a typical roll front.

11.    MINERALIZATION

Mineral resources within the Nichols Ranch property occurs in sand of the Eocene age Wasatch Formation in what is identified as the A sand host unit. The A sand has been further divided into three horizons with the A1 lower (deepest) horizon, A1 middle horizon, and the A2 sand (shallowest) horizon. The individual sand horizons are approximately 25 to 50 feet thick however, the mineralization in any given hole rarely exceeds 15 feet. Data from mineralization identified in the three A sand horizons were used to develop the resource estimate presented herein. Figure 7 provides Cross Section A – A’ and illustrates the relative position of the three host sand horizons.

Mineralization Thickness

Mineralized A sand intercept thickness ranges from 1 to 16 feet, with an average mineralization thickness greater than 0.03% eU3O8 and GT>0.2 of 6.4 feet (per log). Average mineralized thickness for A1 lower horizon was 6.3 feet, A1 middle 7.7 feet, and for the A2 was 5.5 feet.

Grade

Average grade of the Nichols Ranch Indicated Resource was 0.114% based on eU3O8 (radiometric equivalent weight percent) for GT > 0.2. Individual electric log grades ranged from <0.01% to 1.02% eU3O8. The average grade for A1 lower horizon was 0.118%, A1 middle 0.112%, and for the A2 was 0.098% .

Mineral resource estimates detailed in Section 19.0 below were determined by contouring the GT (grade x thickness). Average GT of the Nichols Ranch Indicated Resource was 0.73 based on eU3O8 (radiometric equivalent weight percent) for GT > 0.2. Individual electric log GT’s ranged from 0.02 to 8.65 GT. The average GT for A1 lower horizon was 0.75, A1 middle 0.86, and for the A2 was 0.54 GT.

Trend Length

Exploratory drill holes are spaced approximately 400 to 600 feet along trend and approximately 50 feet perpendicular to the trend. The mineralization appears to be continuous. The exploratory drilling completed for the project defined a mineralized trend (foot print) of approximately 13,250 feet in length.

Trend Width

For the Nichols Ranch property, the trend width for all host sands combined, ranged from 45 to 300 feet with an average width of approximately 125 feet. The average width was determined using a 0.2 GT cutoff and measuring across the strike of the mineralized trend.

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12.    EXPLORATION

Available historical data were developed by previous owners of Nichols Ranch property. Uranerz is in possession of the known historical geophysical lithologic logs and drill hole location maps and has also conducted their own exploration on the property. Drilling data, comprised primarily of downhole geophysical logs (natural gamma, resistivity, and spontaneous potential), indicate that mineralization is present within the Nichols Ranch property. Geophysical logging was dominantly completed by Goodwell, Inc. and Strata Data, Inc., using truck mounted logging units. Industry standard practice would include calibration of the logging trucks routinely at Department of Energy facilities in Casper, Wyoming.

Common practice for uranium exploration drilling is to drill exploration holes vertically using conventional rotary drill rigs, circulating drilling mud and using approximately five-inch diameter drill bits. The cuttings are typically collected from five-foot vertical intervals and laid out on the ground in rows of 20 samples (each row represented 100 feet in boring depth) by the rig crew. The site geologist typically examines and documents the cuttings in the field to determine lithology and geochemical alteration, i.e., oxidized or reduced geochemistry.

Upon completion of the drilling, the drill holes are electric logged, from the bottom of the hole upward, with a gamma-ray, spontaneous-potential, and resistivity tool by either a contract logging company or a company-owned logging truck. The locations of the holes are recorded in the field by the site geologist using a Global Positioning System (GPS) unit.

Also, included in Uranerz’s database are the results of chemical analyses from three core holes. Testing of the core was completed by Energy Laboratories, Inc., for Uranerz. The review of these data, along with available historic core assay data was the basis of the evaluation of equilibrium conditions provided in Section 20 of this report.

As discussed in Section 8.2, Uranerz drilled exploratory holes on the Nichols Ranch property during 2006 and 2007. Uranerz used historical geophysical logs run by previous owners to guide their recent exploration efforts. Data from the current Uranerz and historical lithological and geophysical logs are considered reliable for the purposes of this estimate. The following summarizes the exploration activities that have occurred at Nichols Ranch:

Nichols Ranch

  126 exploratory drill holes completed by CCI and others from 1968 to 1992; and
  257 exploratory drill holes completed by Uranerz in 2006 and 2007.

In the Author’s opinion, the above collected exploration data within the Nichols Ranch property have been collected in a reliable manner consistent with standard industry practices and the Author has relied upon these data to prepare this mineral resource estimate.

13.    DRILLING

Uranium Exploration Drill Holes

Mud rotary drilling methods were used primarily to drill the approximately 383 boreholes (Uranerz plus historical) located on Nichols Ranch. This mineral resource estimate used data from all 383 exploratory drill holes.

Nichols Ranch Property Technical Report	Page 17

CBM and Oil Exploration/Production Well Drilling

Within the area which encompasses the Nichols Ranch property, there are ten active or drilled CBM wells, according to the Wyoming Oil and Gas Conservation Commission (WOGCC) records (WOGCC, 2009). The CBM wells range in depth from approximately 1,450 feet to 1,650 feet within the subject area. The CBM production target beneath the Nichols Ranch property is the Big George coal seam, which ranges locally from approximately 70 to 140 feet thick, and is approximately 700 feet below uranium mineralization at Nichols Ranch. As indicated, the CBM production zones are significantly below the anticipated uranium recovery production zone. Within the Nichols Ranch property, there are no producing oil wells and no oil field injection wells (WOGCC, 2009).

14.    SAMPLE METHOD AND APPROACH

Downhole geophysical logs, both historical and recent, and the most recent NI 43-101 technical report (the BRS Technical Report), were used as the primary sources of data for defining the Nichols Ranch property mineralization. Approximately 383 drill holes were used for developing this resource estimate. The holes were typically spaced approximately 50 feet apart perpendicular to the trend and approximately 400 to 600 feet apart parallel to the trend, see Figure 8 for an illustration of the spacing and density of the exploratory drill holes.

Three core holes were completed on the property for confirmation of radiometric equilibrium. Radiometric equilibrium was assumed for this property based on geologic factors and the available data and is discussed in Section 20. Historic core testing indicated an average in-place density of 15.5 cubic feet per ton.

Historical data were assumed to have been collected in a manner consistent with standard industry practices at the time, and the Author considers the historical information accurate and reliable for the purposes of completing a mineral resource estimate. It is assumed that appropriate “k” factor calibration was performed for the historic geophysical logging equipment. The majority of historical electric and lithologic logs are available for review.

15.    SAMPLE PREPARATION, ANALYSES AND SECURITY

Quality control for coring and field sampling performed by Uranerz utilized training, demonstration of basic geological abilities by field personnel and management oversight. Exploratory drill hole cutting samples are recovered in a wet or damp condition and soon after they are described by a field geologist. Down hole electric logging was checked against the driller’s logs and the gamma detection instruments were calibrated in the Casper, Wyoming, United States Department of Energy test pits approximately every 60 days. Records were kept on all these activities.

The three core samples, as discussed in Section 14.0 were obtained by Uranerz in 2006. The core samples were described and prepared by Uranerz staff using accepted industry standards with the core split and immediately put into air tight plastic bags. The core was delivered by Uranerz staff to Energy Labs, Inc. in Casper, Wyoming. The chemical test results were returned with the proper handling and testing protocols cited. Testing was limited to the radiometric/chemical parameters of the uranium. In the Author’s opinion, the samples discussed

Nichols Ranch Property Technical Report	Page 18

above were collected, prepared, analyzed, and securely handled in a manner that ensures reliable results for the purposes of this report.

16.    DATA VERIFICATION

The mineral resource estimate presented herein, was developed based on geophysical and lithological data from 383 exploratory holes drilled within the Nichols Ranch property. These data were used to identify the sand host, mineralization depth, and grade and thickness of mineralization. The data have been verified by the Author to the extent possible and within the limits discussed in Sections 14.0 and 15.0. The overlapping pattern of drill holes and consistency of the character of mineralization and relatively small changes in the resource numbers, serves to verify the historic data used in this report.

17.    ADJACENT PROPERTIES

Uranerz holds mineral rights to approximately 124,182 acres (approximately 194 square miles), some of which are planned for development including the Nichols Ranch property and other properties in the area (e.g., Hank, Arkose Mining Venture, etc.; see Figure 2). These lands are within the Pumpkin Buttes Mining District and have identified potential for mineralization in the Wasatch Formation. Some of these properties are within or adjacent to areas of known mineralization and/or past production. The following table summarizes Uranerz’ land holdings in the vicinity of the Nichols Ranch property. It also identifies four additional properties near the Nichols Ranch property that are owned by other operators.

Table 17-1 Adjacent Properties in Pumpkin Buttes Mining District

Property	Ownership	Township	Range	Claims and Leases	Approximate Acreage
Doughstick	Uranerz	T43N	R76W	22	440
Collins Draw	Uranerz	T42/43N	R76W	58	1,160
North Rolling Pin	Uranerz	T43N	R76W	65	800
C-Line	Uranerz	T43N	R75W	40	800
West North- Butte	Uranerz	T43/44N	R75/76W	145	2,900
Hank	Uranerz	43N/44N	R75W	63	2,250
Verna Ann/Niles	Uranerz	T44N	R74/75W	7	140
Arkose Property	Arkose Mining Venture	T41- 44N	R74 – 78W	4242 +/-	82,200 net
Moore Ranch	Uranium One	T41/42N	R74/75W	91	3,214

Nichols Ranch Property Technical Report	Page 19

Property	Ownership	Township	Range	Claims and Leases	Approximate Acreage
North Butte	Cameco	T44N	R76W	Not Available	Not Available
Ruth	Cameco	T42N	R77W	Not Available	Not Available
Ruby	Cameco	T43N	R74W	Not Available	Not Available

This technical report addresses only the Nichols Ranch property and not the other adjacent properties identified in the table above. Existing reports (published and unpublished) for several of these adjacent properties (Brown 2006, 2007; Berglund 2007; BRS, 2006 and TREC, 2008a, 2008b) provide estimates of mineral resources.

The Author has not verified the information and data used from the adjacent properties, and this information is not necessarily indicative of the mineralization on Nichols Ranch that is the subject of this technical report.

The following estimates of in-place tonnage and grade presented in the table below are based on reports and data that were prepared by Uranerz and/or other operators. Independent qualified person verification under NI 43-101 and CIM standards has not been completed for all of these estimates. The highlighted estimates are not considered by the Author to be reliable for use in mineral resource estimates.

Table 17-2 Adjacent Property Estimates of In-Place Tonnage and Grade

Property	Source	Tons	Avg. Grade % eU3O8
Doughstick	Brown, 2007	86,120	0.067
Collins Draw	Brown, 2006	318,392	0.089
North Rolling Pin	Berglund, 2007	597,863	0.053
West North- Butte	TREC, 2008b	926,293	0.153
Hank	TREC, 2008a	907,275	0.123
Moore Ranch	BRS, 2006	5,507,616	0.100

Cautionary Note for U.S. Investors
This technical report contains information about some adjacent properties on which Uranerz has no right to explore or mine. U.S. investors are advised that the SEC’s mining guidelines strictly prohibit information of this type in documents filed with the SEC. U.S. investors are cautioned that mineral deposits on these adjacent properties are not necessarily indicative of mineral deposits within the subject property.

Nichols Ranch Property Technical Report	Page 20

The Author has material interest in the Nichols Ranch property and other adjacent properties discussed above.

18.    MINERAL PROCESSING AND METALLURGICAL TESTING

The Author is not aware of any previous mineral processing for uranium on the Nichols Ranch property. However, metallurgical testing from three core holes drilled in 2006 by Uranerz at Nichols Ranch was conducted with carbonate base lixiviant. Leach efficiency was determined to be 73% (TREC, 2008). Other successful commercial mineral processing and metallurgical pilot ISR tests have been performed on at least four areas in close proximity to the subject property and within the Pumpkin Buttes Mining District, as described below.

1.

The Christensen Ranch ISR project is located in T44N, R76W, Section 7. Sodium bicarbonate leachate was used, and the project evolved into a commercial operation that has produced more than two million pounds of yellowcake to date.

2.

Ruth pilot plant operated during 1982 through 1984 and produced 32,000 pounds of U3O8 using sodium bicarbonate lixiviant. Ground water restoration was successfully accomplished to the satisfaction of the regulatory agencies as a part of this test. This plant was located in T42N, R77W, Section 14 and was operated by Uranerz U.S.A., Inc.

3.

Collins Draw pilot plant operated 1980 through 1982 and produced approximately 15,000 pounds U3O8. Both ammonia and sodium bicarbonate leach solutions were used individually in adjacent well field pattern areas. This project was located in T43N, R76W, Section 35 and was operated by CCI.

4.	North Rolling Pin pilot plant operated during 1975 and produced “granular yellowcake,” but the quantity is unknown. This project was located in T43N, R76W, Section 15 and was operated by CCI.

19.    MINERAL RESOURCE AND MINERAL RESERVES ESTIMATES

19.1    Estimate Classification

This section presents an estimate of indicated mineral resources as defined in Section 1.2 of NI 43-101.

19.2    Qualified Persons

The mineral resource estimate presented herein, was prepared by the following qualified person: Kurtis J. Brown, PG, Senior Vice President of Exploration, Uranerz Energy Corporation, who is a Qualified Person as defined by Canadian Securities Administrators’ National Instrument 43-101. The Author is employed full time by Uranerz and therefore is not an independent geologist. Under NI 43-101 rules, “Standards of Disclosure for Mineral Projects”, Part 5.3, (1), (c), (ii), a non-independent geologist may author a technical report if less than a 100% increase in total resources is reported over the most recently filed technical report (the BRS Technical Report) for that property and that report has been prepared by a qualified independent geologist. The BRS Technical Report is detailed in Section 8.3.

Nichols Ranch Property Technical Report	Page 21

The BRS Technical Report was used to compare resource quantity against the subject report for verification of NI 43-101 rule limitations. Comparing the total resource pounds of the BRS Technical Report at 2,521,493 lbs. to the total pounds of the subject report at 2,949,546 lbs., the increase is well under the stated <100% as required by NI 43-101 rules. A non-independent qualified geologist authoring the subject technical resource report is therefore within the scope of the regulations.

Kurtis Brown is a Professional Geologist certified in the State of Wyoming. He has over 20 years of professional geology and project management experience that includes design and implementation of mineral exploration projects, mineral reserve calculations, hydrogeologic studies, feasibility studies, well installation, and well field operation and processing within the United States.

19.3    Quantity and Grade

Various economic and mining parameters enter into the final cutoff grade or grade-thickness (GT) selection to calculate the in-place mineral resources. Two GT cutoff parameters were used in determining the reported resources in this report, both using a minimum grade of 0.03% eU3O8. The 0.20 GT was used to present an appropriate value relative to current ISR operations and is recommended for reporting purposes. The 0.50 GT was used to highlight the areas of highest mineralization and value if economics dictate the need for a higher return on investment. The estimated GT, quantity, and grade for indicated resources for the Nichols Ranch property is presented in the following table. Figure 8 presents the combined A sand GT contours for the Nichols Ranch property.

Table 19-1: Nichols Ranch Mineral Resources Summary

Sand	Resource	GT Minimum	Tons	Average Grade % eU3O8	eU3O8 Pounds
A	Indicated	0.20	1,293,661	0.114	2,949,546
A	Indicated	0.50	908,768	0.131	2,380,972

19.4    Assumptions and Methods

The mineral resource estimates were completed using accepted methods mandated by NI 43-101 and CIM standards. In order to “normalize” calculations, certain assumptions were incorporated throughout all calculations. The assumptions and methods are as follows:

Assumptions:
1.	Radiometric equilibrium multiplier is 1.00.
2.	The unit weight of the ore zone is 15.5 cubic feet per ton, based on historical data (Hazen, 1980).
3.	All geophysical logs are assumed to be calibrated per normal accepted protocols.

Nichols Ranch Property Technical Report	Page 22

Methods:

In the Author’s opinion, the resource can be defined by existing drilling information, which is of sufficient density and continuity to identify north-to-south mineralized trends approximately 13,250 feet in length for the Nichols Ranch property, (see Figure 8). The data appear to meet the criteria for “indicated” mineral resources under the CIM standards on mineral resources and reserves. The grade and mineralized zone thickness was obtained from historical and recent exploratory drilling data as discussed in Section 13.0. Section 11.0 provides relevant data regarding the average parameters of the mineralized zones.

Mineralized intervals (the thickness of the mineralized zone) for each exploratory drill hole were determined from the geophysical logs based on 0.03 percent grade cutoff. The 0.03 grade cutoff was used to develop the uranium quantities presented in this mineral resource estimate. An average grade per drill hole intercept was then determined based on conversion of the counts per second to grade. The product of the mineralized thickness and grade was used to calculate the GT. Where applicable, close spaced individual intercepts were combined to determine the GT for each sand sub-roll. A three sub-roll contour map was developed from the calculated GTs for various GT ranges (see Figure 8). The contained pounds of uranium were calculated using the following formula:

Mineral Resource, pounds = (Area, ft2) X (GT, %-ft) X (20 lbs) X (DEF) / (RD, ft3/ton)

Area (ft2) = Area of influence in square feet (measured from contour interval)
GT (percent x feet) = Ore grade in percent times feet thickness of mineralization
20 (1% of a ton) = 1% of a ton (20 pounds)
DEF (1.00) = Disequilibrium factor (1.00)
RD (15.5) = Rock density (15.5 cubic feet/ton)

Tonnage was calculated based on grade, pounds and a tonnage conversion factor for a given GT contour area.

19.5    Additional Considerations That Could Materially Affect Mineral Resources

There are situations that could potentially impact the realization of the mineral resource estimate presented herein. These could be associated with acquiring the permits needed to develop the resource, third party intervention or difficulties implementing the project due to inadequate infrastructure. These potential issues are discussed below.

Infrastructure: The existing needed infrastructure (power, water and transportation) is close to the Nichols Ranch property and should support an ISR mining operation.

Permits/Licenses: Mine development will require approval of a number of permits. These include the NRC Source Material License and the Permit to Mine issued by the WDEQ/LQD. These permits have been submitted and are currently under review. See Section 6.7 for more detail.

Socioeconomic and Political Environment: Wyoming mines have produced over 200 million pounds of uranium from both conventional and ISR mine and mill operations. The state has been ranked as the number one US producer of uranium since 1994. Uranium has been produced by ISR mining operations in the Powder River Basin within seven miles of the Nichols Ranch property. Wyoming generally is in favor of mine developments provided the operators comply with established environmental regulations.

Nichols Ranch Property Technical Report	Page 23

19.6    No Economic Analyses

This technical report has been prepared to provide an updated estimate of mineral resources within the Nichols Ranch property. Economic evaluation of the Nichols Ranch mineralization described herein was not completed in this technical report, and the mineralization described and the estimates presented herein are solely estimates of mineral resources pursuant to Section 1.2 of NI 43-101. An NI 43-101 compliant Preliminary Assessment of the Nichols Ranch Uranium In-Situ Recovery Project was conducted by TREC, Inc., a professional Engineering and Environmental Management Consulting firm (TREC, 2008) and can be viewed in its entirety on the SEDAR reporting profile of Uranerz. Mineral resources are not mineral reserves and do not have demonstrated economic viability.

20.    OTHER RELEVANT DATA AND INFORMATION

The uranium grade content used to develop the mineral resource estimate is interpreted from geophysical logs. In a uranium mineralized area, radiometric equilibrium exists when the ratio of radiometric (eU3O8) to chemical (cU3O8) is 1. This ratio can be determined by obtaining physical samples of the mineralized formation and conducting laboratory analyses of their uranium content. Data collected from core samples at Nichols Ranch property and adjacent properties indicate a positive disequilibrium factor (the BRS Technical Report). This indicates relatively young mineralization and higher uranium content then indicated by the geophysical logs. However, since site specific data are not fully developed, a disequilibrium factor of 1.00 was used in the development of the resources estimates presented herein.

21.    INTERPRETATIONS AND CONCLUSIONS

This technical report summarizes the estimated mineral resource within the Nichols Ranch property held by Uranerz in the Pumpkin Buttes Mining District of the Powder River Basin, Wyoming. The estimated Indicated mineral resource at a 0.03% grade and 0.2 GT cutoff for the Nichols Ranch property is approximately 2,949,546 pounds of eU3O8 (Table 19-1).

Available data, including historical lithological and geophysical logs of previous exploration of the Nichols Ranch property and data from exploration conducted by Uranerz in 2006 and 2007, support the estimate of mineral resources as summarized above and detailed in Section 19.3 and 19.4. In the opinion of the Author, the Nichols Ranch property project represents a viable mineral resource for ISR development.

The quantity and grade described in this NI 43-101 technical report is calculated using accepted protocols and therefore meets the NI 43-101 classification of indicated mineral resources as defined by NI 43-101 and the Canadian Institute of Mining, Metallurgy, and Petroleum Definitions Standards incorporated by reference therein.

Nichols Ranch Property Technical Report	Page 24

22.    RECOMMENDATIONS

The Author has the following recommendations for moving the property towards further development:

  Complete delineation and in-field drilling;

  Install the required monitor wells and begin environmental baseline water sampling;

  Finish obtaining the required state and federal mining permits.

23.    REFERENCES

Berglund, A., 2007: North Rolling Pin Project, Uranium Resource Estimation, March 2007.

Breckenridge, R.M., G.B. Glass, F.K. Root, and W.G. Wendell, 1974: Campbell County, Wyoming: Geologic Map Atlas and Summary of Land, Water, and Mineral Resources. County Resource Series (CRS-) 3, Wyoming State Geological Survey.

Brown, K., September 2006: Uranerz Report, Geology and Uranium Reserves of the Collins Draw Claims, Pumpkin Buttes, Wyoming.

Brown, K., January 2007: Uranerz Report, Geology and Uranium Reserves of the Doughstick Claims, Pumpkin Buttes, Wyoming.

BRS, Inc., June 2006, Amended and Restated March 2008: Technical Report, Energy Metals Corporation Report, Moore Ranch Uranium Project, Mineral Resource Report.

BRS, Inc., October 2007: Technical Report, Nichols Ranch Uranium Project, Mineral Resource Report.

CIM (Canadian Institute of Mining) Council, 2003: CIM Definition Standards on Mineral Resources and Mineral Reserves for 43-101 and 43-101F Reporting. Adopted November 14, 2004, 10p.

Davis, J.F., 1969: Uranium Deposits of the Powder River Basin, Contributions to Geology, Wyoming Uranium Issue, University of Wyoming.

Granger, H.C. and C.G. Warren, 1979: Zoning in the altered tongue with roll-type uranium deposits, IAEA-SM-183/6.

Hazen Research, Inc., 1980: Analysis of North Butte Core and Composites, Table 1. Internal report.

Rackley, R.I., 1972: Environment of Wyoming Tertiary Uranium Deposits, AAPG Bulletin Vol. 56, No. 4.

Sharp, W.N. and A.B. Gibbons, 1964: Geology and Uranium Deposits of the Southern Part of the Powder River Basin, Wyoming. U.S. Geological Survey Bulletin 1147-D, 164 pp.

TREC, Inc., 2008: Preliminary Assessment, Nichols Ranch Uranium In-Situ Recovery Project, Powder River Basin, Wyoming, USA. Prepared for Uranerz Energy Corporation, July 25, 2008.

Nichols Ranch Property Technical Report	Page 25

TREC, Inc., 2008a: Technical Report, Hank Property, Campbell County, Wyoming, USA. Prepared for Uranerz Energy Corporation, May 1, 2008.

TREC, Inc., 2008b: Technical Report, West North Butte Properties, Campbell County, Wyoming, USA. Prepared for Uranerz Energy Corporation, December 9, 2008.

Uranerz Energy Corporation, 2007: Nichols Ranch ISR Project, USNRC Source Material License Application.

WOGCC, 2009 (Wyoming Oil and Gas Conservation Commission), on-line database, 2009 WOGCC web site (wogcc.state.wy.us).

Nichols Ranch Property Technical Report	Page 26

24.    DATE AND SIGNATURE PAGE - CERTIFICATION

I, Kurtis J. Brown, P.G., do hereby certify that:

1.	I am the Senior Vice President of Exploration, Uranerz Energy Corporation, 1701 East “E” Street, P.O. Box 50850, Casper, Wyoming, USA.
2.	I graduated with a Bachelor of Arts degree in Geology from the University of Wyoming, in 1972.
3.	I am a Certified Professional Geologist in Wyoming through the State of Wyoming Board of Professional Geologists, PG #944.
4.

I have worked as a professional geologist for a total of 24 years. Specifically, I have been involved with uranium exploration projects, uranium ISR well field drilling and operations in Wyoming, coal drilling and mining for surface and underground operations in Wyoming and ISR borate mining in California. I have calculated reserves for these projects as well as taken the projects into active mining status. I have managed drilling programs and installed multi-million dollar well fields.

5.

I have read the definition of “qualified person” set out in National Instrument 43-101 and certify that by reason of my education, professional registration, and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43- 101.

6.

I am the Author and am responsible for the preparation of the technical report entitled “Technical Report, Nichols Ranch Property, Johnson and Campbell Counties, Wyoming” dated June 5, 2009 (the “Report”).

7.	I last visited the North Butte Satellite Properties on May 20, 2009, as stated in Section 4.5 of this technical report, and have had prior involvement with the Nichols Ranch property.
8.

As of the date hereof, to the best of my knowledge, information and belief, the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

9.	I am not independent of the issuer however, I am certifying this technical report under NI 43-101 rules, “Standards of Disclosure for Mineral Projects”, Part 5.3, (1), (c), (ii).
10.	I have read NI 43-101 and Form 43-101F1, and the technical report has been prepared in compliance with same.
11.	I consent to the filing of the technical report with any stock exchange and other regulatory authority.

The effective date of this Report is June 5, 2009.

Original Signed as of
June 5, 2009

Nichols Ranch Property Technical Report	Page 27

25.    ILLUSTRATIONS

NOT TO SCALE
WYOMING
Casper
Cheyenne
Laramie
Wright
Nichols Ranch
43N-76W
7
8
17
18
19
20

LEGEND

- Uranerz Property
- Arkose Property
- Nichols Ranch Permit Boundary

NICHOLS RANCH ISR PROJECT
Campbell & Johnson Cos., Wyoming

FIGURE 1
NICHOLS RANCH PROPERTY
GENERAL LOCATION MAP

Drawn By: S.M.F.	Checked By: K.B.
Contour Interval: N/A	Date: 3-19-2009
Scale: N/A	Datum: N/A

45N-77W
45N-76W
45N-75W
44N-77W
44N-76W
44N-75W
43N-77W
43N-76W
43N-75W
42N-77W
42N-76W
42N-75W
41N-77W
41N-76W
CHRISTENSEN RANCH FACILITY
WEST NORTH BUTTE
EAST NORTH BUTTE
VERNA ANN
NORTH NICHOLS
WILLOW CREEK
NICHOLS RANCH UNIT PERMIT BOUNDARY
NORTH ROLLING PIN
DOUGHSTICK
COLLINS DRAW
JOHNSON COUNTY
CAMPBELL COUNTY
RUTH ISR TEST MINE
ENERGY METALS CENTRAL PLANT FACILITY
387
MINERAL RIGHTS LEGEND
URANERZ ENERGY CORP.
ARKOSE
ENERGY METALS
POWER RESOURCES
COGEMA
Roads
SCALE: 1"=16,000'
0
16,000'
32,000'

Uranerz ENERGY CORPORATION

1701 EAST "E" STREET P.O. BOX 50850
CASPER, WYOMING, USA 82605-0850
PHONE 307.265.8900 FAX 307.265.8904

NICHOLS RANCH ISR PROJECT

Campbell & Johnson Cos., Wyoming

FIGURE 2
NICHOLS RANCH PROPERTY
CLAIM & MINERAL LEASE MAP

By: S.M.F.	Date: 3-19-2009
Datum: NAD27 UTM13	Revision Date:
Scale: 1"=16,000'	Dwg: CLAIM AND MINERAL -KB

Nichols Ranch
43N-76W
Draw
Cotton
Creek
Well
Nichols Ranch
Artesian Well
APPROXIMATE BOUNDARY
Uranerz Fee Lease
Uranerz Fee Lease
Uranerz Fee Lease
Uranerz Fee Lease
EB 99
EB 100
EB 97
EB 98
EB 95
EB 96
EB 93 AMD
EB 94
EB 91 AMD
EB 92
EB 89 AMD
EB 90
EB 87 AMD
EB 88
EB 85 AMD
EB 86
EB 83
EB 84
EB 81
EB 82
EB 79
EB 80
EB 77
EB 78
EB 75
EB 76
EB 71
EB 70
EB 69
EB 68
EB 67
EB72
EB45
EB46
EB43
EB44
EB42
EB40
NN 17A
NN 15A
NN 13A
NN 11A
NN 9A
NN 7A
NN 5A
NN 3A
NN 1A
DS 36
DS 35
DS 34
DS 32
DS 30
DS 28
DS 31
DS 29
DS 27
DS 39
DS 38
DS 37
DS 100
DS 101
DS 102
DS 103
DS 104
DS 105
DS 106
7
8
9
9
16
16
17
18
19
20
21
21
×4951
×4692
4909
4766
4767
4807
4751
4735

LEGEND

- Uranerz Property
- Arkose Property
- Nichols Ranch Permit Boundary

SCALE: 1"=2000'

0 2000' 4000'

NICHOLS RANCH ISR PROJECT
Campbell & Johnson Cos., Wyoming

FIGURE 3
NICHOLS RANCH PROPERTY
TOPOGRAPHIC MAP & CLAIM BLOCK LIMITS

Drawn By: S.M.F.	Checked By: K.B.
Contour Interval: N/A	Date: 3-19-2009
Scale: N/A	Datum: N/A

USGS
Tongue River
Little Powder River
Montana
Wyoming
Powder River
Caballo Creek
Belle Fourche Creek
Powder River Basin
NICHOLS RANCH
Cheyenne River
0 15 30Miles
Belle Fourche Drainage Basin
Cheyenne River Drainage Basin
Powder River Drainage Basin
Tongue River Drainage Basin
Figure 19

http://pubs.usgs.gov/of/2001/ofr-01-126/fig19.jpg

NICHOLS RANCH ISR PROJECT
Campbell & Johnson Cos., Wyoming

FIGURE 4
NICHOLS RANCH PROPERTY
DRAINAGE BASINS LOCATION MAP

Drawn By: S.M.F.	Checked By: K.B.
Contour Interval: N/A	Date: 3-19-2009
Scale: 1"=30 Miles	Datum: N/A

Montana
Wyoming
Qal Quaternary alluvium
Twr Tertiary White River Formation
Tw Tertiary Wasatch Formation
Tftr Tertiary Tongue River Member of the Fort Union Formation
Tftl Undifferentiated Tongue River and Lebo Shale Members
Tfl Tertiary Lebo Shale Member of the Fort Union Formation
Tft Tertiary Tullock Member of the Fort Union Formation
Tfu Undifferentiated Fort Union Formation
Surface mines
BLM/EIS Project Area Boundary
Black Hills
Powder
Mountains
NICHOLS RANCH
Pumpkin Butte
Campbell
Converse
Johnson
Tisdale Mountain
Casper Arch
Casper and Laramie Mountains
Hartville Uplift
Tw
Tftr
Tft
Tftl
Tfl
Qal

POWDER RIVER BASIN, WYOMING
ERA
SYSTEM/SERIES
STAGE / AGE (Ma)
WEST
EAST
CENOZOIC (PART)
TERTIARY
PLIOCENE
MIOCENE
OLIGOCENE
EOCENE
PALEOCENE
MESOZOIC
CRETACEOUS
UPPER CRETACEOUS (PART)
18
24
38
55
66
Maastrichtian
71
Campanian
84
Santonian (part)
White River Formation
Wasatch Formation
Tongue River Mem.
Lebo Shale Mem.
Tullock Mem.
Fort Union Formation
Lance Fm.
Hell Creek Fm.
Fox Hills Ss.
Teckla Ss. Mem.
Lewis Shale
Mesaverde Formation
Teapot Ss. Mem.
Parkman Ss. Mem.
Sussex Ss. Mem.
Shannon Ss. Mem.
Steele (Cody) Shale
Pierre Shale
Niobrara Fm.
Sage Breaks Sh.
Carlile Sh.
Sage Breaks Mem.

NICHOLS RANCH ISR PROJECT
Campbell & Johnson Cos., Wyoming

FIGURE 5
NICHOLS RANCH PROPERTY
GEOLOGICAL MAP

Drawn By: S.M.F.	Checked By: K.B.
Contour Interval: N/A	Date: 3-19-2009
Scale: 1"=30 Miles	Datum: N/A

CONCEPTUAL MODEL OF URANIUM ROLL FRONT DEPOSIT (After Devoto, 1978)

Semi-permeable Rocks
Permeable Rocks
Regionally Reduced
Hematitic Core
Roll Front
Groundwater Flow
Semi-permeable Rocks
Hematitic Core
Hematite
Magnetite
Alteration Envelope
Siderite
Sulfur-S°
Ferroselite
Goethite
Ore-Stage Uranium
Uraninite
Pyrite
FeS
Selenium
Ilsmannite
Ore-Stage Pyrite
Molybdenite
Pyrite
Jordisite
Calcite
Reduced Sandstone
Pyrite
Jordisite
Calcite

NICHOLS RANCH ISR PROJECT
Campbell & Johnson Cos., Wyoming

FIGURE 6
NICHOLS RANCH PROPERTY
CONCEPTUAL URANIUM ROLL FRONT DEPOSIT

Drawn By: S.M.F.	Checked By: K.B.
Contour Interval: N/A	Date: 3-19-2009
Scale: N/A	Datum: N/A

Northwest
U07N-106
U07N-80
U07N-112
U07N-122
U07N-116
U07N-120
Southeast
A
A'
140'
115'
145'
92'
137'
Mudstone/Siltstone
B Sand
Mudstone/Siltstone
B Sand
Mudstone/Siltstone
Mudstone
1 Sand
Ore Grade Calculations
Thickness
Grade
GT
Depth
Host Sand
Uranerz
Energy Corporation

Nichols Ranch
Cross Section A-A'
Figure 7

A
A'
EB 97
EB 98
EB 95
EB 96
EB 93 AMD
EB 94
EB 91 AMD
EB 92
EB 89 AMD
EB 90
EB 75
EB 102
EB 103
EB 104
EB 87 AMD
EB 88
EB 73
17
EB 85 AMD
EB 86
EB 71
EB 83
EB 84
EB 70
EB 81
EB 82
EB 69
EB 79
EB 80
EB 68
EB 77
EB 78
EB 67

GT CONTOUR KEY

A2 SAND - UPPER

- .20 - .50 = 389,790.24 sq. ft = 8.95 Acres
- .50 + = 6994.52 sq. ft. = 0.16 Acres
- .50 - .75 = 191,991.57 sq. ft. = 4.41 Acres
- .75 + = 10,481.57 sq. ft. = 0.24 Acres
- .75 - 1.0 = 82,761.84 sq. ft. = 1.890 Acres
- 1.0 + = 36,123.20 sq. ft = 0.83 Acres

A1 SAND - MIDDLE

- .20 - .50 = 150,941.92 sq. ft = 3.47 Acres
- .50 + = 2678.02 sq. ft. = 0.06 Acres
- .75 + = 666.78 sq. ft. = 0.02 Acres
- .75 - 1.0 = 121,615.31 sq. ft = 2.79 Acres
- 1.0 - 2.0 = 77,404.1 sq. ft. = 1.78 Acres
- 2.0 + = 10,510.69 sq. ft. = 0.24 Acres
- 2.0 - 3.0 = 3490.18 sq. ft. = 0.08 Acres
- 3.0 - 4.0 = 1926.23 sq. ft. = 0.04 Acres
- 4.0 - 5.0 = 1512.61 sq. ft. = 0.03 Acres
- 5.0 - 6.0 = 1669.65 sq. ft. = 0.04 Acres
- 6.0 - 7.0 = 963.01 sq. ft. = 0.02 Acres
- 7.0 - 8.0 = 655.85 sq. ft. = 0.02 Acres
- 8.0 + = 778.01 sq. ft. = 0.02 Acres

A1 SAND - LOWER

- .20 - .50 = 752,001.14 sq. ft = 17.26 Acres
- .50- = 25,588.74 sq. ft. = 0.59 Acres
- .50 - .75 = 554,717.93 sq. ft. = 12.73 Acres
- .75 + = 18,850.88 sq. ft. = 0.43 Acres
- .75 - 1.0 = 287,591.74 sq. ft = 6.60 Acres
- 1.0 + = 43,751.64 sq. ft. = 1.01 Acres
- 1.0 - 2.0 = 203,088.29 sq. ft. = 4.66 Acres
- 2.0 + = 12,292.19 sq. ft. = 0.28 Acres
- 2.0 - 3.0 = 51,885.59 sq. ft. = 1.18 Acres
- 3.0 + = 8766.08 sq. ft. = 0.20 Acres
- 3.0 - 4.0 = 7004.75 sq. ft. = 0.16 Acres
- 4.0 + = 1545.75 sq. ft. = 0.04 Acres
- 4.0 - 5.0 = 3506.4 sq. ft. = 0.108 Acres
- 5.0+ = 2256.83 sq. ft. = 0.05 Acres

Uranerz ENERGY CORPORATION

1701 EAST "E" STREET P.O. BOX 50850
CASPER, WYOMING, USA 82605-0850
PHONE 307.265.8900 FAX 307.265.8904

NICHOLS RANCH
FIGURE 8
GT CONTOUR MAP
A2 SAND, A1M SAND, A1L SAND

By: SMF	Date: 3-26-2009
Datum: NAD27 UTM13	Revision Date:
Scale: 1"=700'	Dwg:basedata-lowera1